Exhibit 23

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59281, 333-78317, 333-120393, 333-123424, 333-151964, 333-160359, 333-168466, 333-168467, 333-183353 and 333-188450) of L-3 Communications Holdings, Inc. and subsidiaries and in the Registration Statements on Form S-3 ASR (No. 333-188457) and Form S-8 (No. 333-184783), in each case, of L-3 Communications Corporation and subsidiaries of our report dated February 25, 2014, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the reportable business segment realignment in Notes 1, 5, 8, 23, 24, and 26, as to which the date is May 1, 2014, and except for the effects of the revision discussed in Note 3 to the consolidated financial statements and the matter described in the fourth paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is October 10, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

PricewaterhouseCoopers, LLP

New York, New York

October 10, 2014